As filed with the Securities and Exchange Commission on September 10, 2026

Registration No. 333-296919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT ON

FORM S-3

UNDER

THE SECURITIES ACT OF 1933

ONEOK, Inc.	ONEOK, L.L.C.
(Exact name of each registrant as specified in its charter)

Oklahoma	Oklahoma
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

73-1520922	42-4489746
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyndon C. Taylor

Executive Vice President, Chief Legal Officer

and Assistant Secretary

100 West Fifth Street

Tulsa, Oklahoma 74103

(Name and address of agent for service)

Copies to:

Sarah M. Rechter Brandon M. Watson ONEOK, Inc. 100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	David J. Miller Samuel D. Rettew Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, Texas 78701 (737) 910-7300	Jordan B. Edwards Thomas J. Hutchison GableGotwals 110 N. Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 (918) 595-4800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Automatic Shelf Registration Statement on Form S-3, File No. 333-296919, of ONEOK, Inc., an Oklahoma corporation (the “Predecessor”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on June 18, 2026 (the “Registration Statement”).

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by the Predecessor of a holding company form of organizational structure (the “Reorganization”). In accordance with Section 1081.G of the Oklahoma General Corporation Act, the Reorganization was implemented by the merger (the “Merger”) of the Predecessor with and into Falcon Merger Sub, L.L.C., an Oklahoma limited liability company (“OpCo”), with OpCo surviving the merger and being renamed “ONEOK, L.L.C.” In the Merger, which was completed on September 10, 2026 (the “Effective Time”), each share of the issued common stock of the Predecessor (“Predecessor Stock”) was converted into one share of common stock of ONEOK, Inc., an Oklahoma corporation (known as Falcon TopCo, Inc. prior to the Reorganization) (the “Registrant”), having the same rights, powers, preferences, qualifications, limitations and restrictions as the Predecessor Stock. No shares of preferred stock of the Predecessor were issued or outstanding at the Effective Time. The Registrant, as a successor registrant to the Predecessor, has been renamed “ONEOK, Inc.”

Except as modified by this Post-Effective Amendment, in accordance with Rule 414 under the Securities Act, the Registrant, as the successor registrant to the Predecessor, and OpCo hereby expressly adopt the Registration Statement as their own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in this Post-Effective Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Merger or necessary to keep the Registration Statement from being misleading in any material respect. The Registrant is a guarantor of the debt of OpCo. No additional securities are being registered under this Post-Effective Amendment. This Post-Effective Amendment shall become effective immediately upon filing with the Commission pursuant to Rule 462 under the Securities Act. All applicable fees required in connection with the securities being offered have been previously paid or will be paid at the time of the offering in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

ONEOK, INC.

Debt Securities, Common Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Preferred Stock, Depositary Shares, and Warrants

ONEOK, L.L.C.

Debt Securities

Guarantee of Debt Securities of ONEOK, L.L.C. by ONEOK, Inc.

ONEOK, Inc. (“ONEOK,” “we,” “our” or “us”) may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, in each case, of ONEOK, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares, or (7) warrants.

ONEOK, L.L.C. (“OpCo”), an indirect, wholly owned subsidiary of ONEOK, may offer and sell, from time to time in one or more issuances, one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, which may be fully and unconditionally guaranteed by ONEOK and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, in each case, of ONEOK.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE.”

Investing in these securities involves certain risks. Please read “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 10, 2026.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We have not authorized anyone else to provide you with information other than the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, by OpCo’s Predecessor (as defined in the Explanatory Note), utilizing a “shelf” registration process, and which ONEOK adopted pursuant to Rule 414 under the Securities Act. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONEOK,” “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses, including OpCo;

•	“OpCo” means ONEOK, L.L.C., an indirect, wholly owned subsidiary of ONEOK, Inc. and the successor by merger to ONEOK, Inc. as it existed prior to the Reorganization;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“preferred stock” means our preferred stock, par value $0.01 per share; and

•	“securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

OpCo’s predecessor filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus, and which ONEOK has adopted pursuant to Rule 414 under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically, which you can access over the Internet at www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE). General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at www.oneok.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. Our website is www.oneok.com. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

The documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus are incorporated by reference in this prospectus:

•	The Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 24, 2026;

•

The Predecessor’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 (as filed with the Commission on April  29, 2026) and June 30, 2026 (as filed with the Commission on August 4, 2026);

•

The Predecessor’s Current Reports on Form 8-K filed with the Commission on January  26, 2026 (Items 5.02 and 9.01), March  25, 2026 (Items 5.02 and 9.01), May  21, 2026 (Item 5.07) and August 31, 2026 (Items 1.01, 3.02, 8.01 and 9.01);

•	The Registrant’s Current Report on Form 8-K filed with the Commission on September 10, 2026 (Items 1.01, 3.02, 5.03, 8.01 and 9.01); and

•

The description of the Registrant’s common stock contained in the Form 8-A registration statement filed by the Predecessor with the Commission on November 21, 1997, as amended by the Registrant’s Current Report on Form 8-K filed with the Commission on September 10, 2026, including any amendment or report filed for the purposes of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans, expectations and objectives for our future capital projects and other future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions, potential or pending strategic transactions, the timing thereof and our ability to achieve the intended and projected operational, financial and strategic benefits from any such transactions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements and other statements contained in, or incorporated by reference into, this prospectus regarding our environmental, social and other sustainability targets, plans and goals are not an indication that these statements are required to be disclosed in our filings with the SEC, or that we will continue to make similar statements in the same extent or manner in future filings. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards and processes for measuring progress that are still developing and that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements include the items identified in the preceding paragraphs, the information concerning possible or assumed future results of our operations and other statements contained in, or incorporated by reference into, this prospectus identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•

the impact on drilling and production by factors beyond our control, including the demand for natural gas, natural gas liquids (“NGLs”), the output from crude oil refineries, including products such as gasoline, diesel fuel, aviation fuel, kerosene and heating oil (collectively “Refined Products”), and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities;

•	the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth;

•	the economic or other impact of announced or future tariffs, including inflationary impacts;

•

the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability (including instability in the Middle East and Venezuela);

•	the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in Refined Products, crude oil and natural gas;

•	our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities;

•

the impact of scrutiny and conflicting stakeholder expectations regarding environmental, social and governance issues, including climate change, and risks associated with the physical and financial impacts of climate change;

•	risks associated with operational hazards and unforeseen interruptions at our operations;

•	the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss;

•	the risk of increased costs for insurance premiums or less favorable coverage;

•	demand for our services and products in the proximity of our facilities;

•	risks associated with our ability to hedge against commodity price risks or interest rate risks;

•	a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage;

•	exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities;

•	the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes;

•	our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment;

•	the impact of changes in estimation, type of commodity and other factors on our measurement adjustments;

•	excess capacity on our pipelines, processing, fractionation, terminal and storage assets;

•	risks associated with the period of time our assets have been in service;

•	our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows;

•	our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree;

•	our reliance on others to construct and/or operate certain joint-venture assets and to provide other services;

•	our ability to use net operating losses and certain tax attributes;

•	increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater;

•	impacts of regulatory oversight and potential penalties on our business;

•	risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate;

•	the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.;

•	incurrence of significant costs to comply with the regulation of greenhouse gas emissions;

•

the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies;

•	the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control;

•	actions by rating agencies concerning our credit;

•

our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt;

•	an event of default may require us to offer to repurchase certain of our or ONEOK Partners, L.P.’s senior notes or may impair our ability to access capital;

•

the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes;

•	use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners, L.P.’s indebtedness;

•

the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	our ability to effectively manage our expanded operations following closing of recent and potential future acquisitions;

•	our ability to pay dividends;

•	our exposure to the credit risk of our customers or counterparties;

•	a shortage of skilled labor;

•	misconduct or other improper activities engaged in by our employees;

•	the impact of potential impairment charges;

•	the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees;

•	our ability to maintain an effective system of internal controls; and

•	the risk factors listed in the reports we have filed and may file with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also adversely affect our future results. These and other risks are described in greater detail in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and in our other filings that we make with the SEC, which are available via the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

ABOUT ONEOK

We are incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange under the trading symbol “OKE.” Following the Reorganization described in the Explanatory Note, we operate as a holding company, and our operations are conducted through OpCo and its subsidiaries. We deliver energy products and services vital to an advancing world. We are a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine export services. As one of the largest integrated energy infrastructure companies in North America, we are delivering energy that makes a difference in the lives of people in the U.S. and around the world. Through our approximately 60,000-mile pipeline network, we transport the natural gas, NGLs, Refined Products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated herein by reference and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified above under “Cautionary Statement Regarding Forward-Looking Statements.”

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONEOK or OpCo, as applicable, will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

ONEOK and OpCo may each offer and sell debt securities from time to time. OpCo may issue debt securities under the indentures filed as exhibits to the registration statement of which this prospectus is a part. OpCo may issue debt securities under one or more supplemental indentures which have been or will be filed as exhibits to the registration statement of which this prospectus is a part. Debt securities issued by either ONEOK or OpCo will be unsecured obligations of the applicable issuer and may be either senior or subordinated debt.

Each indenture is qualified under the Trust Indenture Act of 1939, as amended. You should read the applicable indenture for additional information before you buy any debt securities. The forms of each of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

Each time debt securities are offered, the applicable prospectus supplement will describe the specific terms of the series of debt securities being offered, including, as applicable:

•	the identity of the issuer (ONEOK or OpCo) and the applicable indenture;

•	the title, aggregate principal amount and offering price of the debt securities;

•	the maturity date or dates, interest rate (or method for determining the interest rate), interest payment dates and record dates;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	any redemption, repurchase or sinking fund provisions;

•	any conversion or exchange provisions;

•	whether the debt securities will be guaranteed by ONEOK (in the case of debt securities issued by OpCo) and the terms of any such guarantee;

•	any covenants, events of default, defeasance provisions and other material terms of the applicable indenture;

•	whether the debt securities will be issued in book-entry form; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

We may sell debt securities at a discount (which may be substantial) below their stated principal amount. The applicable prospectus supplement will describe any material United States federal income tax consequences and other special considerations applicable to any offering of debt securities.

DESCRIPTION OF GUARANTEE OF DEBT SECURITIES

To the extent provided in a prospectus supplement and either a supplemental indenture or other authorized action, in each case relating to a particular series of debt securities issued by OpCo, ONEOK, and any successor thereto, may fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by OpCo to the trustee or the holders of such debt securities. The specific terms of any such guarantee, including any provisions permitting a release thereof, will be described in the applicable prospectus supplement and supplemental indenture or other authorized action. ONEOK will not otherwise be subject to the covenants, obligations and duties provided for in the applicable indenture solely in its capacity as guarantor.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue a total of 1,300,000,000 shares of all classes of capital stock. Of those authorized shares, 1,200,000,000 are shares of common stock, 630,409,203 shares of which were outstanding as of September 8, 2026, and 100,000,000 are shares of preferred stock. Of the authorized preferred stock, there are 20,000,000 shares designated as Convertible Preferred Stock, Series A (none of which was outstanding on September 10, 2026), 30,000,000 shares designated as Convertible Preferred Stock, Series B (none of which was outstanding on September 8, 2026), and 1,000,000 shares designated as Series C Participating Preferred Stock (none of which was outstanding on September 8, 2026).

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of September 8, 2026, there were 13,987 holders of record. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the preferred stock, holders of our common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock.

Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director.

Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws.

Holders of our common stock will have no conversion, sinking fund or redemption rights.

Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our bylaws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Oklahoma Law” and “—Certificate of Incorporation and Bylaws.” Similarly, some provisions of our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

Our board has authorized series designated as Convertible Preferred Stock, Series A, Convertible Preferred Stock, Series B and Series C Participating Preferred Stock.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of our preferred stock is also subject to our certificate of incorporation.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•

prior to the date that person became an interested shareholder, the corporation’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder;

•

upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•

on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by the corporation’s board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested shareholder;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the description above and Section 1090.3, the term “corporation” also includes a corporation’s majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and Bylaws

Exculpation

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to ONEOK or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•

the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

Indemnification

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•

is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act is, in the opinion of the SEC, against public policy as expressed in the Securities Act and is therefore unenforceable.

Shareholder Action; Special Meeting of Shareholders

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our bylaws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Advance Notice Requirements for Shareholder Proposals

At any annual meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who comply with the notice procedures set forth in our bylaws as summarized below.

For business to be properly brought before an annual meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days or more than 150 calendar days before the date our proxy statement is released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•	with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of such person;

•	the class or series and number of shares of ONEOK which are owned beneficially and of record by such person and any affiliates or associates of such person;

•

the name of each nominee holder of shares of all stock of ONEOK owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of ONEOK held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of ONEOK; and

•

whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of ONEOK) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of ONEOK;

•	a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•	any material interest of the shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made, or any affiliate or associate of any of the foregoing, in the proposal;

•

a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of the business by the shareholder; and

•

all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•

the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

In addition, our certificate of incorporation provides that our bylaws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

•	provisions relating to changes in the bylaws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he or she is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (“Equiniti” or “EQ”).

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of our securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by GableGotwals, Tulsa, Oklahoma, except that Latham & Watkins LLP, Austin, Texas, will pass upon such matters to the extent governed by New York law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the fees and expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC registration fee	$	**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees and expenses		**
Transfer agent and trustee fees		**
Miscellaneous		**
Total		**

**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant, as an Oklahoma corporation, is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) in which such person is made or threatened to be made a party by reason of the person being or having been a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, in an action by or in the right of the Registrant, Section 1031 prohibits indemnification if such person is adjudged to be liable to the Registrant, unless such indemnification is allowed by a court of competent jurisdiction. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

The certificate of incorporation of the Registrant provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Article VIII of the Registrant’s bylaws provides that directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the Oklahoma General Corporation Act, including the advance of related expenses. Pursuant to Article VIII of the bylaws of the Registrant, upon authorization and determination (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit, or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders, the Registrant is obligated to indemnify any person who incurs liability by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or as a member of any committee or similar body, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, in an action, suit, or proceeding by or in the right of the Registrant, no indemnification will be made if such person shall be adjudged to be liable to the Registrant, unless such indemnification is allowed by a court of competent jurisdiction.

The Registrant has entered into indemnification agreements with its directors and officers. These indemnification agreements provide that the Registrant is obligated to indemnify the specified director or officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or officer, the Registrant is obligated to advance expenses for defense of a claim made against the director or officer. The obligation of the Registrant to indemnify the director or officer is subject to applicable law and the determination by a “reviewing party” selected by the board of directors that the director or officer is entitled to indemnification. In addition, the agreements obligate the Registrant to indemnify the specified officer or director to the extent of the Registrant’s recoveries under insurance policies regardless of whether the director or officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

The Registrant provides liability insurance for its directors and officers which provides for coverage against loss from claims made against officers and directors in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

OpCo, an Oklahoma limited liability company and an additional registrant, is governed by the Oklahoma Limited Liability Company Act (the “LLC Act”). Section 2017 of the LLC Act provides that the articles of organization or operating agreement of a limited liability company may (i) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 2016 of the LLC Act and (ii) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager. Section 2017 further provides that no such provision may limit or eliminate the liability of a manager for (a) any breach of the manager’s duty of loyalty to the company or its members, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) any transaction from which the manager derived an improper personal benefit.

Management of OpCo is vested in a board of managers. As a condition to the Merger effected under Section 1081.G of the Oklahoma General Corporation Act (the same merger by which OpCo became the surviving entity in the Reorganization), and consistent with the requirements of that section, the amended and restated operating agreement of OpCo, filed as Exhibit 3.7 to this registration statement (the “Operating Agreement”), provides that the members of the board of managers are subject to the same fiduciary duties applicable to, and are liable for breach of such duties to the same extent as, directors of a corporation subject to the Oklahoma General Corporation Act. The Operating Agreement provides that no officer of the company shall be liable to the company or its members for monetary damages for breach of fiduciary duty as an officer, except for liability (i) for any breach of a duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer derived an improper personal benefit.

The Operating Agreement further provides that the company shall indemnify any person who is or was a member, manager, officer, employee or agent of the company, or who is or was serving at the company’s request as a director, manager, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In an action by or in the right of the company, no indemnification will be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the company, unless, and only to the extent that, a court of competent jurisdiction determines that the person is fairly and reasonably entitled to indemnity. To the extent that such a person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, the Operating Agreement requires that the person be indemnified against expenses actually and reasonably incurred. The Operating Agreement also permits the company to advance expenses incurred in defending a proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification, provides that the indemnification and advancement of expenses under the Operating Agreement are not exclusive of any other rights to which a person may be entitled, and authorizes the company to purchase and maintain insurance on behalf of its members, managers, officers, employees and agents against any liability asserted against them in such capacities.

It is recognized that the above-summarized provisions of the Registrant’s bylaws, the Operating Agreement, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act and the LLC Act may be sufficiently broad to indemnify officers, directors, managers and controlling persons of the Registrant and OpCo against liabilities arising under such acts.

Item 16. Exhibits.

Exhibit No.	Document

2.1*	Agreement and Plan of Merger, dated September 10, 2026, by and among ONEOK, Inc., Falcon TopCo, Inc. and Falcon Merger Sub, L.L.C.

3.1*	Amended and Restated Certificate of Incorporation of ONEOK, Inc., dated September 10, 2026.

3.2*	Amended and Restated Bylaws of ONEOK, Inc.

3.3*	Amended and Restated Articles of Organization of ONEOK, L.L.C., dated September 10, 2026.

3.4*	Amended and Restated Limited Liability Company Operating Agreement of ONEOK, L.L.C.

4.1*	Description of Securities.

4.2*	Eighth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3*	Seventh Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.4*	Fifth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.5*	Fifteenth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.6*	Thirty-Sixth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.7*	Seventh Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

4.8*	Fourth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

4.9*	Third Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

4.10*	Third Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

4.11*	Fourth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

4.12*	Eighteenth Supplemental Indenture, dated September 8, 2026, by and among Falcon Merger Sub, L.L.C., as issuer, Falcon TopCo, Inc., as parent guarantor, and Computershare Trust Company, N.A., as trustee.

Exhibit No.	Document

5.1*	Opinion of GableGotwals.

5.2*	Opinion of Latham & Watkins LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of GableGotwals (included in Exhibit 5.1 hereto).

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto).

24.1*	Power of Attorney (included in the signature page to this Post-Effective Amendment).

25.1*	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2*	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.

*	Filed herewith.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the applicable registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 10th day of September, 2026.

ONEOK, Inc.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

POWER OF ATTORNEY

Each person whose signature appears below authorizes Walter S. Hulse III, Lyndon C. Taylor and Sarah M. Rechter, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to the Registration Statement, including post-effective amendments, and to do any and all acts he or she determines may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on this 10th day of September, 2026.

Name	Title	Date

/s/ PIERCE H. NORTON II	Director, Chief Executive Officer and President	September 10, 2026
Pierce H. Norton II	(principal executive officer)

/s/ WALTER S. HULSE III	Chief Financial Officer, Treasurer and Executive	September 10, 2026
Walter S. Hulse III	Vice President, Investor Relations and Corporate
Development (principal financial officer)

/s/ MARY M. SPEARS	Senior Vice President and Chief Accounting	September 10, 2026
Mary M. Spears	Officer, Finance and Tax
(principal accounting officer)

/s/ JULIE H. EDWARDS	Board Chair	September 10, 2026
Julie H. Edwards

/s/ BRIAN L. DERKSEN	Director	September 10, 2026
Brian L. Derksen

/s/ LORI A. GOBILLOT	Director	September 10, 2026
Lori A. Gobillot

Name	Title	Date

/s/ MARK W. HELDERMAN	Director	September 10, 2026
Mark W. Helderman

/s/ RANDALL J. LARSON	Director	September 10, 2026
Randall J. Larson

/s/ MARK A. MCCOLLUM	Director	September 10, 2026
Mark A. McCollum

/s/ PRECIOUS WILLIAMS OWUDUNNI	Director	September 10, 2026
Precious Williams Owudunni

/s/ EDUARDO A. RODRIGUEZ	Director	September 10, 2026
Eduardo A. Rodriguez

/s/ WAYNE T. SMITH	Director	September 10, 2026
Wayne T. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 10th day of September, 2026.

ONEOK, L.L.C.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

POWER OF ATTORNEY

Each person whose signature appears below authorizes Walter S. Hulse III, Lydon C. Taylor and Sarah M. Rechter, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or manager of the Registrant and to file any amendments to the Registration Statement, including post-effective amendments, and to do any and all acts he or she determines may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on this 10th day of September, 2026.

Name	Title	Date

/s/ PIERCE H. NORTON II Pierce H. Norton II	Director, Chief Executive Officer and President and Manager (principal executive officer)	September 10, 2026

/s/ WALTER S. HULSE III Walter S. Hulse III	Chief Financial Officer, Treasurer and Executive and Manager Vice President, Investor Relations and Corporate Development (principal financial officer)	September 10, 2026

/s/ MARY M. SPEARS Mary M. Spears	Senior Vice President and Chief Accounting Officer, Finance and Tax (principal accounting officer)	September 10, 2026

/s/ LYNDON C. TAYLOR Lyndon C. Taylor	Manager	September 10, 2026